Exhibit 99.1

DoubleVerify Reports Third Quarter 2025 Financial Results

Delivered 11% Year-over-Year Revenue Growth to $188.6 Million and 35% Adjusted EBITDA Margins reaching $65.9 Million

Raised Full-Year 2025 Adjusted EBITDA margin guidance to approximately 33%

NEW YORK – November 7, 2025 – DoubleVerify (“DV”) (NYSE: DV), the leading software platform for digital media measurement, data, and analytics, today announced financial results for the third quarter ended September 30, 2025.

“We delivered 11% year-over-year growth in the third quarter, reflecting disciplined execution and continued progress across our key growth initiatives, while delivering stronger quarterly margins as we leverage AI to drive efficiencies in our model,” said Mark Zagorski, CEO of DoubleVerify. “We’re innovating at speed for the AI era, launching DV AI Verification to enhance transparency, performance, and protection for advertisers while also leveraging AI to make our core solutions even more powerful. In Social, our new DV Authentic Advantage solution is gaining early traction with leading global brands, underscoring demand for transparent, performance-driven tools in walled gardens. The launch of our Verified Streaming TV solution extends our leadership with new pre-bid and measurement capabilities that root out misaligned CTV placements, automated Do Not Air Lists that will drive greater efficiency in program-level exclusions, and our recently announced IMDb data integration that will deliver deeper, show-level transparency to improve campaign performance. Together, these innovations reinforce DV’s position as the independent standard for trust and transparency across all digital media. As AI reshapes how media is bought, measured, and optimized, and social and CTV take a commanding share of ad budgets, our trusted, independent platform remains essential to helping advertisers drive performance and accountability in an increasingly complex ecosystem.”

Third Quarter 2025 Financial Highlights:

(All comparisons are to the third quarter of 2024)

●	Total revenue of $188.6 million, an increase of 11%.
●	Activation revenue of $106.7 million, an increase of 10%.
●	Measurement revenue of $63.8 million, an increase of 9%.
o	Social measurement revenue increased by 9%.
o	International measurement revenue increased by 2%.
o	Media Transactions Measured (MTM) for CTV increased by 30%.
●	Supply-side revenue of $18.1 million, an increase of 27%.
●	Net income of $10.2 million and adjusted EBITDA of $65.9 million, which represented a 35% adjusted EBITDA margin.

Third Quarter and Recent Business Highlights:

●	Grew Total Advertiser revenue by 10% year-over-year in the third quarter.
○	MTM increased by 12% year-over-year, and Measured Transaction Fee (MTF) declined 4% year-over-year, excluding the impact of an introductory fixed fee deal for one large customer.

●	Continued to achieve a Gross Revenue Retention rate of over 95% in the third quarter.

●	Drove global market share growth through product upsells, international expansion, and new enterprise logo wins. Notable third-quarter new business wins include:
○	New enterprise customer wins: Citigroup UK, Henkel, Red Bull, Under Armour, and Premier Inn
○	Expansions: Vodafone, Papa John’s, Sonos

AI, Social Media & CTV Announcements

New Product Launches

●	Launched DV AI Verification™ to help advertisers identify and manage AI agent interactions and avoid low-quality AI-generated content, advancing DV’s leadership in AI-driven transparency and media quality. The new suite includes Agent ID Measurement to detect and classify AI-powered chatbots and automated traffic, and AI SlopStopper to help advertisers avoid AI-generated content across open web and social environments.

●	Launched DV Authentic Advantage into general availability, introducing an industry-first integrated activation, optimization, and measurement solution that delivers brand protection without performance trade-offs on social media, and closed several leading CPG advertisers within the first weeks of introduction.

●	Introduced industry-first Streaming TV products to enhance transparency and elevate ad quality across Connected TV, including Verified Streaming TV™ pre-bid segments and measurement and “Do Not Air” Automation within DV Authentic Brand Suitability®. These innovations help advertisers ensure their campaigns run in premium, TV-like environments and automate brand-safety enforcement across streaming platforms.

Expanded Coverage and Partnerships

●	Expanded AI-powered brand suitability measurement coverage across Meta Threads, bringing independent third-party verification to Meta’s newest platform and enabling advertisers to evaluate contextual relevance, safeguard brand equity, and improve campaign effectiveness.

●	Significantly expanded content-level avoidance across Meta’s Facebook and Instagram Feeds and Reels, nearly doubling DV’s ability to filter content on behalf of advertisers' suitability preferences across categories and markets to better protect brand equity.

●	Expanded TikTok’s Video Exclusion List Solution by 100x, significantly enhancing advertisers’ ability to exclude unsuitable content and reducing their rate of unsuitable content by one-third, delivering markedly stronger pre-screen brand protection.

●	Expanded AI-powered brand suitability measurement across additional Snapchat placements, including Shows and Publisher Stories, while launching Viewability and Fraud measurement on sponsored Snaps within Snapchat’s Chat Feed, enhancing transparency and extending coverage across premium inventory.

●	Leveraged authoritative metadata and popularity insights licensed from IMDb to enhance show-level transparency and classification for streaming TV. By integrating unique IMDb data, including Parents Guides, Meters, and Ratings, DoubleVerify will deliver more granular, precise suitability insights that help improve media quality and performance for global brands.

●	Expanded collaboration with Roku to strengthen transparency and performance in streaming TV, blocking billions of fraudulent ad requests that mimicked Roku device traffic and delivered a substantial reduction in falsified impressions across the ecosystem. The partnership leverages Roku’s Advertising Watermark and DV’s Fraud Lab technology to authenticate inventory and combat device spoofing at scale, enhancing trust and accountability for advertisers.

Programmatic Expansions & Supply-Side Partnerships

●	Expanded integration with Microsoft Advertising, integrating DV measurement to Microsoft’s owned and across Microsoft properties, such as MSN, Outlook, and Microsoft Casual Games, while launching DV Campaign Automator™ to streamline trafficking workflows and enhance campaign performance.

●	Continued to drive supply-side growth with new platform and publisher partnerships, including AMC, Univision, Rumble, Wiley, and Rakuten’s Viber.

Share Repurchase Program

●	Repurchased 3.3 million shares for $50.1 million in the third quarter, bringing total repurchases to 8.4 million shares for $132.3 million over the nine months ended September 30, 2025, inclusive of broker commissions. As of November 7, 2025, $90.0 million remained available and authorized for repurchase under the New Repurchase Program.

“Our third-quarter results reflect double-digit growth, strong profitability, and continued operating leverage,” said Nicola Allais, CFO of DoubleVerify. “We delivered adjusted EBITDA of $66 million, or a 35% margin, exceeding the high end of our guidance range as we continue to scale efficiently through AI-driven automation and disciplined cost management. For full-year 2025, we expect approximately 14% revenue growth and are raising our adjusted EBITDA margin guidance from 32% to 33%, highlighting the strength and scalability of our model.”

Fourth Quarter and Full-Year 2025 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Fourth Quarter 2025:

●	Revenue in the range of $207 and $211 million, a year-over-year increase of 10% at the midpoint.
●	Adjusted EBITDA in the range of $77 and $81 million, representing a 38% margin at the midpoint.

Full Year 2025:

●	Revenue growth of approximately 14%.
●	Adjusted EBITDA margin of approximately 33%.

With respect to the Company’s expectations under "Fourth Quarter and Full Year 2025 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast, and Other Information

DoubleVerify will host a conference call and live webcast to discuss its third quarter 2025 financial results at 8:00 a.m. Eastern Time today, November 7, 2025. To access the conference call, dial (800) 715-9871 for the U.S. or Canada, or +1 (646) 307-1963 for international callers. The conference ID is 5064608. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms

Activation revenue is generated from the evaluation, verification, and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers, CTV, and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify, and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	September 30, 2025	December 31, 2024
Assets:
Current assets
Cash and cash equivalents	$200,729	$292,820
Short-term investments	—	17,805
Trade receivables, net of allowances for doubtful accounts of $7,876 and $9,003 as of September 30, 2025 and December 31, 2024, respectively	217,586	226,225
Prepaid expenses and other current assets	58,568	22,201
Total current assets	476,883	559,051
Property, plant and equipment, net	98,358	70,195
Operating lease right-of-use assets, net	68,508	67,721
Goodwill	516,960	427,621
Intangible assets, net	108,195	110,356
Deferred tax assets	14,233	35,488
Other non-current assets	12,759	5,778
Total assets	$1,295,896	$1,276,210
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$13,343	$11,598
Accrued expenses	70,400	54,532
Operating lease liabilities, current	9,821	11,048
Income tax liabilities	549	15,592
Current portion of finance lease obligations	7,410	2,512
Other current liabilities	18,351	8,200
Total current liabilities	119,874	103,482
Operating lease liabilities, non-current	79,108	77,297
Finance lease obligations	6,775	812
Deferred tax liabilities	8,322	8,509
Other non-current liabilities	5,567	2,651
Total liabilities	219,646	192,751
Commitments and contingencies (Note 15)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 176,300 shares issued and 161,094 outstanding as of September 30, 2025; 1,000,000 shares authorized, 174,003 shares issued and 167,069 outstanding as of December 31, 2024	176	174
Additional paid-in capital	1,046,527	974,383
Treasury stock, at cost, 15,206 shares and 6,934 shares as of September 30, 2025 and December 31, 2024, respectively	(260,011)	(131,620)
Retained earnings	276,535	255,214
Accumulated other comprehensive income (loss), net of income taxes	13,023	(14,692)
Total stockholders’ equity	1,076,250	1,083,459
Total liabilities and stockholders' equity	$1,295,896	$1,276,210

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2025	2024	2025	2024
Revenue	$188,621	$169,556	$542,703	$466,228
Cost of revenue (exclusive of depreciation and amortization shown separately below)	33,465	29,479	97,557	82,199
Product development	44,842	39,306	136,762	115,506
Sales, marketing and customer support	47,022	40,525	141,594	123,260
General and administrative	26,997	23,039	83,100	68,180
Depreciation and amortization	15,191	11,483	42,275	33,415
Income from operations	21,104	25,724	41,415	43,668
Interest expense	467	353	1,330	818
Other expense (income), net	99	(4,225)	(5,185)	(8,561)
Income before income taxes	20,538	29,596	45,270	51,411
Income tax expense	10,336	11,395	23,949	18,580
Net income	$10,202	$18,201	$21,321	$32,831
Earnings per share:
Basic	$0.06	$0.11	$0.13	$0.19
Diluted	$0.06	$0.10	$0.13	$0.19
Weighted-average common stock outstanding:
Basic	162,031	170,254	163,285	171,060
Diluted	166,497	173,911	167,368	175,868
Comprehensive income:
Net income	$10,202	$18,201	$21,321	$32,831
Other comprehensive income:
Foreign currency cumulative translation adjustment	839	9,079	27,715	2,640
Total comprehensive income	$11,041	$27,280	$49,036	$35,471

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

							Accumulated Other
					Additional		Comprehensive	Total
	Common Stock		Treasury Stock		Paid-in	Retained	Income (Loss)	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Capital	Earnings	Net of Income Taxes	Equity
Balance as of January 1, 2025	174,003	$174	6,934	$(131,620)	$974,383	$255,214	$(14,692)	$1,083,459
Foreign currency translation adjustment	—	—	—	—	—	—	7,493	7,493
Shares repurchased for settlement of employee tax withholdings	—	—	210	(3,210)	—	—	—	(3,210)
Stock-based compensation expense	—	—	—	—	25,080	—	—	25,080
Common stock issued upon exercise of stock options	58	—	—	—	222	—	—	222
Common stock issued upon vesting of restricted stock units	641	1	—	—	(1)	—	—	—
Common stock issued upon vesting of performance stock units	71	—	—	—	—	—	—	—
Shares repurchased under the Repurchase Program and New Repurchase Program	—	—	5,169	(82,240)	—	—	—	(82,240)
Excise tax on shares repurchased	—	—	—	(64)	(668)	—	—	(732)
Treasury stock reissued upon settlement of equity awards	—	—	(18)	350	(350)	—	—	—
Net income	—	—	—	—	—	2,361	—	2,361
Balance as of March 31, 2025	174,773	175	12,295	(216,784)	998,666	257,575	(7,199)	1,032,433
Foreign currency translation adjustment	—	—	—	—	—	—	19,383	19,383
Shares repurchased for settlement of employee tax withholdings	—	—	35	(494)	—	—	—	(494)
Stock-based compensation expense	—	—	—	—	28,053	—	—	28,053
Common stock issued under employee purchase plan	135	—	—	—	1,577	—	—	1,577
Common stock issued upon exercise of stock options	29	—	—	—	148	—	—	148
Common stock issued upon vesting of restricted stock units	954	1	—	—	(1)	—	—	—
Common stock issued upon vesting of performance stock units	14	—	—	—	—	—	—	—
Excise tax on shares repurchased	—	—	—	157	—	—	—	157
Net income	—	—	—	—	—	8,758	—	8,758
Balance as of June 30, 2025	175,905	176	12,330	(217,121)	1,028,443	266,333	12,184	1,090,015
Foreign currency translation adjustment	—	—	—	—	—	—	839	839
Shares repurchased for settlement of employee tax withholdings	—	—	259	(3,391)	—	—	—	(3,391)
Stock-based compensation expense	—	—	—	—	28,786	—	—	28,786
Common stock issued upon exercise of stock options	76	—	—	—	260	—	—	260
Common stock issued upon vesting of restricted stock units	313	—	—	—	—	—	—	—
Common stock issued upon vesting of performance stock units	6	—	—	—	—	—	—	—
Shares repurchased under the New Repurchase Program	—	—	3,258	(50,065)	—	—	—	(50,065)
Excise tax on shares repurchased	—	—	—	(396)	—	—	—	(396)
Treasury stock reissued upon settlement of equity awards	—	—	(641)	10,962	(10,962)	—	—	—
Net income	—	—	—	—	—	10,202	—	10,202
Balance as of September 30, 2025	176,300	$176	15,206	$(260,011)	$1,046,527	$276,535	$13,023	$1,076,250

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

							Accumulated Other
					Additional		Comprehensive	Total
	Common Stock		Treasury Stock		Paid-in	Retained	Income (Loss)	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Capital	Earnings	Net of Income Taxes	Equity
Balance as of January 1, 2024	171,168	$171	22	$(743)	$878,331	$198,983	$(2,803)	$1,073,939
Foreign currency translation adjustment	—	—	—	—	—	—	(4,625)	(4,625)
Shares repurchased for settlement of employee tax withholdings	—	—	48	(1,792)	—	—	—	(1,792)
Stock-based compensation expense	—	—	—	—	20,718	—	—	20,718
Common stock issued upon exercise of stock options	153	—	—	—	1,695	—	—	1,695
Common stock issued upon vesting of restricted stock units	435	1	—	—	(1)	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(38)	1,389	(1,389)	—	—	—
Net income	—	—	—	—	—	7,156	—	7,156
Balance as of March 31, 2024	171,756	172	32	(1,146)	899,354	206,139	(7,428)	1,097,091
Foreign currency translation adjustment	—	—	—	—	—	—	(1,814)	(1,814)
Shares repurchased for settlement of employee tax withholdings	—	—	30	(660)	—	—	—	(660)
Stock-based compensation expense	—	—	—	—	25,315	—	—	25,315
Common stock issued under employee purchase plan	124	—	—	—	1,914	—	—	1,914
Common stock issued upon exercise of stock options	126	—	—	—	870	—	—	870
Common stock issued upon vesting of restricted stock units	628	1	—	—	(1)	—	—	—
Shares repurchased under the Repurchase Program	—	—	1,369	(25,027)	—	—	—	(25,027)
Treasury stock reissued upon settlement of equity awards	—	—	(41)	1,390	(1,390)	—	—	—
Net income	—	—	—	—	—	7,474	—	7,474
Balance as of June 30, 2024	172,634	173	1,390	(25,443)	926,062	213,613	(9,242)	1,105,163
Foreign currency translation adjustment	—	—	—	—	—	—	9,079	9,079
Shares repurchased for settlement of employee tax withholdings	—	—	34	(636)	—	—	—	(636)
Stock-based compensation expense	—	—	—	—	23,474	—	—	23,474
Common stock issued upon exercise of stock options	53	—	—	—	324	—	—	324
Common stock issued upon vesting of restricted stock units	601	—	—	—	—	—	—	—
Shares repurchased under the Repurchase Program	—	—	1,254	(25,025)	—	—	—	(25,025)
Treasury stock reissued upon settlement of equity awards	—	—	(21)	404	(404)	—	—	—
Net income	—	—	—	—	—	18,201	—	18,201
Balance as of September 30, 2024	173,288	$173	2,657	$(50,700)	$949,456	$231,814	$(163)	$1,130,580

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30,
(in thousands)	2025	2024
Operating activities:
Net income	$21,321	$32,831
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense	1,897	3,546
Depreciation and amortization expense	42,275	33,415
Amortization of debt issuance costs	326	334
Non-cash lease expense	5,903	5,329
Deferred taxes	17,055	(17,253)
Stock-based compensation expense	78,728	67,906
Interest expense (income), net	321	(854)
Loss on disposal of fixed assets	101	—
Other	771	1,360
Changes in operating assets and liabilities, net of effects of business combinations
Trade receivables	11,596	10,333
Prepaid expenses and other assets	(36,824)	(12,592)
Trade payables	1,057	617
Accrued expenses and other liabilities	(6,070)	(2,692)
Net cash provided by operating activities	138,457	122,280
Investing activities:
Purchase of property, plant and equipment	(27,952)	(19,792)
Acquisition of businesses, net of cash acquired	(82,578)	—
Purchase of short-term investments	—	(81,937)
Proceeds from maturity of short-term investments	17,753	32,210
Other investing activities	(1,000)	—
Net cash used in investing activities	(93,777)	(69,519)
Financing activities:
Proceeds from common stock issued upon exercise of stock options	630	2,889
Proceeds from common stock issued under employee purchase plan	1,577	1,914
Finance lease payments	(2,944)	(1,940)
Shares repurchased under the Repurchase Program and New Repurchase Program	(132,305)	(50,052)
Payment of excise tax on shares repurchased	(668)	—
Shares repurchased for settlement of employee tax withholdings	(7,095)	(3,088)
Net cash used in financing activities	(140,805)	(50,277)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	4,109	150
Net (decrease) increase in cash, cash equivalents, and restricted cash	(92,016)	2,634
Cash, cash equivalents, and restricted cash - Beginning of period	293,741	310,257
Cash, cash equivalents, and restricted cash - End of period	$201,725	$312,891

Cash and cash equivalents	$200,729	$311,910
Restricted cash - current (included in Prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets)	—	128
Restricted cash - non-current (included in Other non-current assets on the Condensed Consolidated Balance Sheets)	996	853
Total cash and cash equivalents and restricted cash	$201,725	$312,891
Supplemental cash flow information:
Cash paid for taxes	$57,717	$36,141
Cash paid for interest	$878	$430
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments and tenant improvement allowances	$5,139	$14,553
Acquisition of equipment under finance lease	$13,805	$—
Capital assets financed by accounts payable and accrued expenses	$35	$82
Stock-based compensation included in capitalized software development costs	$3,190	$1,585
Accrued excise tax on net share repurchases	$971	$—

Comparison of the Three and Nine Months Ended September 30, 2025 and September 30, 2024

Revenue

	Three Months Ended September 30,		Change	Change	Nine Months Ended September 30,		Change	Change
	2025	2024	$	%	2025	2024	$	%

	(In Thousands)				(In Thousands)
Revenue by customer type:
Activation	$106,693	$96,791	$9,902	10%	$310,814	$263,584	$47,230	18%
Measurement	63,829	58,468	5,361	9	180,155	162,560	17,595	11
Supply-side	18,099	14,297	3,802	27	51,734	40,084	11,650	29
Total revenue	$188,621	$169,556	$19,065	11%	$542,703	$466,228	$76,475	16%

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, management believes that certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Net income and Non-GAAP Earnings Per Share (collectively "Non-GAAP Financial Measures") are useful in evaluating our business.

We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. We calculate Non-GAAP net income as GAAP net income adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as amortization of acquired intangibles assets, acquisition-related costs, other non-recurring costs, as well as the income tax effect of these adjustments. Basic non-GAAP earnings per share is calculated by dividing non-GAAP net income by the number of weighted-average common stock outstanding. Diluted Non-GAAP earnings per share adjusts the Basic Non-GAAP earnings per share for the potential dilutive impact of shares of common stock using the treasury stock method. We use the Non-GAAP Financial Measures as measures of operational efficiency to understand and evaluate our core business operations. We believe that these Non-GAAP Financial Measures are useful to investors for period-to-period comparisons of our core business and for understanding and evaluating trends in our operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release. In addition, DoubleVerify plans to post historical quarterly financial information for Non-GAAP Net Income and Non-GAAP Earnings Per Share for the fiscal year 2024 on the investor relations portion of its website.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In Thousands)		(In Thousands)
Net income	$10,202	$18,201	$21,321	$32,831
Net income margin	5%	11%	4%	7%
Depreciation and amortization	15,191	11,483	42,275	33,415
Stock-based compensation	27,379	22,950	78,728	67,906
Interest expense	467	353	1,330	818
Income tax expense	10,336	11,395	23,949	18,580
M&A and restructuring (recoveries) costs (a)	(10)	—	1,656	—
Offering and secondary offering costs (b)	—	—	—	68
Other costs (c)	2,187	—	3,705	—
Other expense (income) (d)	99	(4,225)	(5,185)	(8,561)
Adjusted EBITDA	$65,851	$60,157	$167,779	$145,057
Adjusted EBITDA margin	35%	35%	31%	31%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In Thousands)		(In Thousands)
Net Income	$10,202	$18,201	$21,321	$32,831
Stock-based compensation	27,379	22,950	78,728	67,906
Amortization of acquired intangibles	7,929	7,173	23,236	21,582
M&A and restructuring (recoveries) costs (a)	(10)	—	1,656	—
Other costs (c)	2,187	—	3,705	—
Income tax effect of non-GAAP adjustments (e)	(11,620)	(7,862)	(33,271)	(23,356)
Non-GAAP net income	$36,067	$40,462	$95,375	$98,963

GAAP earnings per share:
Basic	$0.06	$0.11	$0.13	$0.19
Diluted	$0.06	$0.10	$0.13	$0.19

GAAP Weighted-average common stock outstanding:
Basic	162,031	170,254	163,285	171,060
Diluted	166,497	173,911	167,368	175,868

Non-GAAP earnings per share:
Basic	$0.22	$0.24	$0.58	$0.58
Diluted	$0.22	$0.23	$0.57	$0.56

Non-GAAP Weighted-average common stock outstanding:
Basic	162,031	170,254	163,285	171,060
Diluted	166,497	173,911	167,368	175,868

(a)	M&A and restructuring costs for the three and nine months ended September 30, 2025 consist of third party professional service costs related to the acquisition of Rockerbox and to our broader acquisition strategy.
(b)	Offering and secondary offering costs for the nine months ended September 30, 2024 consist of third party costs incurred for underwritten secondary public offerings by certain stockholders of the Company.
(c)	Other costs for the three and nine months ended September 30, 2025 consist of expenses incurred with respect to litigation and regulatory matters outside of the ordinary course and costs related to the early termination of an office lease.
(d)	Other expense (income) for the three and nine months ended September 30, 2025 and September 30, 2024 consist of interest income earned on interest-bearing monetary assets, and the impact of changes in foreign currency exchange rates.
(e)	We calculate the income tax effect of the adjustments using a non-GAAP effective tax rate to provide consistency across reporting periods. For the non-GAAP reconciliation, effective tax rates for the three and nine months ended September 30, 2025 and 2024 were calculated using assumed blended tax rates of 31% and 26%, respectively. These rates represent a blend of the statutory federal tax and state taxes rates associated with the most recent Annual Report on Form 10-K. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes.

These Non-GAAP Financial Measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;
●	they do not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and they do not reflect any cash requirements for such replacements.

In addition, other companies in our industry may calculate these Non-GAAP Financial Measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the Non-GAAP Financial Measures only supplementally.

Total stock-based compensation expense recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2025	2024	2025	2024
Product development	$10,739	$8,899	$30,394	$26,006
Sales, marketing and customer support	7,932	7,152	24,387	20,591
General and administrative	8,708	6,899	23,947	21,309
Total stock-based compensation	$27,379	$22,950	$78,728	$67,906

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “Fourth Quarter and Full-Year 2025 Guidance”, and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2025 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify (NYSE: DV) is the industry’s leading media effectiveness platform that leverages AI to drive superior outcomes for global brands. By creating more effective, transparent ad transactions, we make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Learn more at www.doubleverify.com.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com